                                   EXHIBIT 2

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value, of Iatros Health Network, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such statement.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 25th day of November, 1998.

                                   RONALD E. LUSK


                                   By:    /s/ Michael B. Richman
                                          --------------------------------
                                          Michael B. Richman,
                                          Authorized Representative of
                                          Ronald E. Lusk


                                  MATCH, INC.


                                  By:     /s/ Michael B. Richman
                                          ----------------------------------
                                          Michael B. Richman,
                                          Authorized Representative of
                                          Ronald E. Lusk, President





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